Exhibit 1.1

[Number of ADSs]

LOYALTY ALLIANCE ENTERPRISE CORPORATION

American Depositary Shares

UNDERWRITING AGREEMENT

[—], 2011

MACQUARIE CAPITAL (USA) INC.

125 West 55th Street

New York, NY 10019 USA

Ladies and Gentlemen:

Loyalty Alliance Enterprise Corporation, an exempted company incorporated in the Cayman Islands (the “Company”), proposes to sell to Macquarie Capital (USA) Inc. (“you” or the “Underwriter”), [—] American depositary shares (the “Firm ADSs”), each representing [—] of the Company’s ordinary shares, par value $0.0001 per share (the “Ordinary Shares”). In addition, the Company proposes to grant to the Underwriter options to purchase up to [—] additional ADSs on the terms set forth in Section 2 (the “Option ADSs”). The Firm ADSs and the Option ADSs, if purchased, are hereinafter collectively called the “Offered ADSs.” The Ordinary Shares represented by the Offered ADSs are hereafter referred to as the “Offered Shares.” Unless the context otherwise requires, each reference to the Firm ADSs, the Option ADSs or the Offered ADSs herein also includes the Offered Shares represented by such ADSs. This agreement (the “Agreement”) is to confirm the agreement concerning the purchase of the Offered ADSs from the Company by the Underwriter.

The ADSs will be evidenced by American depositary receipts (“ADRs”) issued pursuant to a deposit agreement dated as of the Initial Delivery Date (as defined in Section 4) (the “Deposit Agreement”), among the Company, Citibank, N.A., as depositary (the “Depositary”), and all owners and holders of ADSs issued thereunder.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A registration statement on Form F-1 (File No. 333-175735) relating to the Offered ADSs has (i) been prepared by the Company in conformity with the requirements of the U.S. Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”); (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you. As used in this Agreement:

(i) “Applicable Time” means [—] p.m. (New York City time) on the date of this Agreement;

(ii) “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Offered ADSs;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Offered ADSs included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Securities Act.

(vi) “Prospectus” means the final prospectus relating to the Offered ADSs, as filed with the Commission pursuant to Rule 424(b) of the Securities Act; and

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof. Any references herein to the term “Registration Statement” shall be deemed to include the abbreviated registration statement to register additional ADSs under Rule 462(b) of the Securities Act (the “Rule 462(b) Registration Statement”). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission.

(b) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Offered ADSs, is not on the date hereof and will not be on the applicable Delivery Date (as defined below) an “ineligible issuer” (as defined in Rule 405 of the Securities Act).

(c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act.

(d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e) The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f) The Pricing Disclosure Package (together with the information included on Schedule 2 hereto) did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package (together with the information included on Schedule 2 hereto) as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. The Company has not made any offer relating to the Offered ADSs that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter, except as set forth on Schedule 2 hereto. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Securities Act) in connection with the offering of the Offered ADSs will not be required to be filed pursuant to the Securities Act.

(i) A registration statement on Form F-6 (File No. 333-175739) with respect to the ADSs has (i) been prepared by the Company in conformity with the requirements of the Securities Act, (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act. Copies of such registration statement have been delivered by the Company to you. As used in this Agreement, “F-6 Registration Statement” means such registration statement, as amended at the time it became effective under the Securities Act, including all exhibits thereto. The Commission has not issued any order suspending the effectiveness of the F-6 Registration Statement, and no proceeding for that purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. The F-6 Registration Statement, at the time it became effective under the Securities Act, (i) conformed in all material respects to the requirements of the Securities Act and (ii) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(j) A registration statement on Form 8-A (File No. 001-35250) with respect to the Offered Shares and the Offered ADSs has (i) been filed with the Commission by the Company in accordance with Section 12 of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and (ii) become effective as provided in Section 12 of the Exchange Act.

(k) Each of the Company and its subsidiaries (as defined in Section 17) has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

(l) The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(m) The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws. All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Registration Statement, the Pricing Disclosure Package and the most recent Preliminary Prospectus or for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) The Offered Shares represented by the Offered ADSs to be issued and sold by the Company to the Underwriter hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(o) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(p) Upon execution and delivery by the Depositary of the ADRs evidencing the ADSs against deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriter for the ADSs evidenced thereby in accordance with the provisions of this Agreement, such ADSs evidenced by such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The ADRs conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the most recent Preliminary Prospectus. Except as described in the Registration Statement, the Pricing Disclosure Package and the most recent Preliminary Prospectus, there are no limitations on the rights of holders of Offered Shares, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities.

(q) The Deposit Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. The Deposit Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r) The execution, delivery and performance of this Agreement and the Deposit Agreement by the Company, the consummation of the transactions contemplated hereby and thereby by the Company and its subsidiaries and the application of the proceeds from the sale of the Offered ADSs as described under “Use of Proceeds” in the most recent Preliminary Prospectus do not and will not (i) impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the memorandum and articles of association, charter or by-laws (or similar organizational documents) the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, law, rule, regulation, judgment or ruling of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

(s) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement and the Deposit Agreement by the Company, the consummation of the transactions by the Company and its subsidiaries contemplated hereby, thereby and by the Pricing Disclosure Package and the Prospectus, the application of the proceeds from the sale of the Offered ADSs as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the listing of the Offered ADSs on the NASDAQ Global Market (“NASDAQ”), except for such consents, approvals, authorizations, registrations or qualifications as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority, Inc. (“FINRA”) and as may be required under the Exchange Act and applicable foreign securities laws in connection with the purchase and sale of the Offered ADSs by the Underwriter.

(t) Except as described in the Registration Statement, the Pricing Disclosure Package and the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(u) The description of the corporate structure and the restructuring of PayEase Corp., the Company and its subsidiaries, and the contracts (including the series of agreements to terminate these contracts) between PayEase Corp., the Company, their respective subsidiaries and affiliated entities, including Dongguan Talkie Telecom Co., Limited, Shenzhen Talkie Telecom Co., Limited, Guangzhou Vispac Telecom Company Limited, Foshan Pickatelly Communication Company Limited and Wuhan Pickatelly Communication Company Limited, and certain individuals, as the case may be (each a “Corporate Structure and Restructuring Contract” and collectively the “Corporate Structure and Restructuring Contracts”), as set forth in the most recent Preliminary Prospectus under the captions “Prospectus Summary—Corporate Structure,” “Business—Our Corporate History” and “Related Party Transactions—Arrangements between PayEase and Loyalty Alliance Enterprise Corporation,” is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other agreement, contract or other document relating to the corporate structure, restructuring or the operation of the Company and its subsidiaries which has not been previously disclosed or made available to the Underwriter and, to the extent material to the Company, disclosed in the most recent Preliminary Prospectus. The execution and performance of the Corporate Structure and Restructuring Contracts did not and does not contravene any applicable PRC Laws.

(v) Each Corporate Structure and Restructuring Contract has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any Corporate Structure and Restructuring Contract by the parties thereto, except for such that has been obtained or performed. There is no legal or governmental proceeding, inquiry or investigation pending against parties to the Corporate Structure and Restructuring Contracts in any jurisdiction challenging the validity of any of the Corporate Structure and Restructuring Contracts and, to the Company’s knowledge, no such proceeding, inquiry or investigation is threatened or contemplated in any jurisdiction.

(w) The execution, delivery and performance of each Corporate Structure and Restructuring Contract by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (A) the memorandum and articles of association, charter or by-laws of the Company or any of its subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (C) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the most recent Preliminary Prospectus, (A) each Corporate Structure and Restructuring Contract is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Corporate Structure and Restructuring Contract and (B) none of the parties to any of the Corporate Structure and Restructuring Contracts has sent or received any written or, to the Company’s knowledge, oral communication regarding termination of, or intention not to renew, any of the Corporate Structure Contracts, and no such termination or non-renewal has been, to the Company’s knowledge, threatened or is being contemplated by any of the parties thereto.

(x) All business contracts material to the Company or any of its subsidiaries have been duly authorized, executed and delivered by the relevant parties thereto and each of them has taken all necessary corporate actions to authorize the performance thereof, and are legal, valid and binding on the parties thereto and are enforceable under applicable laws in accordance with their respective terms and conditions. Neither the Company nor any of its subsidiaries is in violation of these material contracts in any material respect.

(y) At the time of the pro rata distribution of the stock of the Company to shareholders of PayEase Corp., there was no plan or intention to discontinue, wind down or divest the electronic payment services business conducted by PayEase Corp. and its subsidiaries.

(z) At the time of the pro rata distribution of the stock of the Company to shareholders of PayEase Corp., the value of the Company and its subsidiaries was less than half of the value of PayEase Corp. and its subsidiaries immediately before the distribution.

(aa) The Company has not sold or issued any securities that would be integrated with the offering of the Offered ADSs contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.

(bb) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock, long-term debt, net current assets or short-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) Since the date as of which information is given in the most recent Preliminary Prospectus and except as described in the Registration Statement, the Pricing Disclosure Package and the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(dd) The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Pricing Disclosure Package and the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated therein and have been prepared in conformity with accounting principles generally accepted in the U.S. applied on a consistent basis throughout the periods involved.

(ee) Ernst & Young Hua Ming, who has audited or reviewed the consolidated financial statements of the Company and its consolidated subsidiaries, whose report appears in the Registration Statement, the Pricing Disclosure Package and the most recent Preliminary Prospectus and who has delivered the initial letter referred to in Section 7(l), is an independent registered public accounting firm as required by the Securities Act and was an independent registered public accounting firm as required by the Securities Act during the periods covered by the financial statements on which they reported contained in the Registration Statement, the Pricing Disclosure Package and the most recent Preliminary Prospectus.

(ff) The Company and each of its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.

(gg) The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received written, or to the Company’s knowledge, oral notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(hh) The statistical, demographic and market-related data, as applicable, included in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects or represent the Company’s good faith estimates that are made on the basis of data derived from such sources and, to the extent required, the Company has obtained the written consent to the use of such data from such sources in the Registration Statement.

(ii) All of the information provided to the Underwriter or to counsel for the Underwriter by the Company, and to the Company’s knowledge, such information provided by its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or NASD Rule 2720 is true, complete and correct in all material respects. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or, to the Company’s knowledge, any of the Company’s officers, directors, or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially submitted with the Commission.

(jj) To the Company’s knowledge, all information contained in the questionnaires completed by each of the Company’s officers, directors and principal shareholders immediately prior to the offering and provided to the Underwriter as well as the biographies of such individuals in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by the directors, officers and principal shareholders to become inaccurate and incorrect in any material respect.

(kk) Schedule 1 contains a true, complete and correct list of all directors and executive officers of the Company. If any additional persons shall become directors or executive officers of the Company prior to the end of the Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Underwriter an agreement in the form attached hereto as Exhibit A-1.

(ll) Neither the Company nor any subsidiary is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Offered ADSs and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(mm) There are no legal, arbitration or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is involved or is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.

(nn) There are no legal, arbitration or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required. Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; and that statements made in the most recent Preliminary Prospectus under the captions “Risk Factors,” “Enforceability of Civil Liabilities,” “Regulation,” “Taxation” and “Underwriting” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(oo) There are no related party transactions involving the Company or any of its subsidiaries or any other person required to be described in the most recent Preliminary Prospectus which have not been described as required.

(pp) Neither the Company nor any of its subsidiaries extends or maintains credit, arranges for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(qq) Neither the Company nor any subsidiary is engaged in any labor practice that is in violation of any labor laws or regulations applicable to it in any material respects. Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, there is no strike, labor dispute, slowdown or stoppage pending or to the knowledge of the Company, threatened against the Company or any subsidiary. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the most recent Preliminary Prospectus, neither of the Company nor any subsidiary has any material obligation to provide union, medical, health, disability, housing, welfare, retirement, death or other employee benefits, as applicable, to any of the present or past employees of the Company or any subsidiary, or to any other person. Each of the Company and its subsidiaries has complied in all material respects with all employment, labor, social insurance, housing fund and similar laws, regulations and local requirements applicable to it and has timely made all such union and welfare contributions for its employees, if applicable, as required by law. No material labor dispute with the employees of the Company or any subsidiary, or, to the Company’s knowledge, with the employees of any principal supplier, customer or contractor of the Company, exists or, to the Company’s knowledge, is threatened.

(rr) The Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement, the Pricing Disclosure Package and the most recent Preliminary Prospectus, the Company and each of its subsidiaries have paid all national, provincial, local and municipal taxes, as applicable, required to be paid in the People’s Republic of China (“PRC”) through the date hereof, and all returns, reports or filings which ought to have been made by or in respect of the Company and its subsidiaries for taxation purposes as required by the law of the jurisdictions where the Company and its subsidiaries are incorporated, managed or engage in business have been made and all such returns, reports or filings are correct and on a proper basis in all material respects; the provisions included in the audited consolidated financial statements as set out in the most recent Preliminary Prospectus included appropriate charges, accrual or reserve required under the generally accepted accounting principles in the U.S. for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its subsidiaries has received written or, to the Company’s knowledge, oral notice of any tax deficiency with respect to any such entity.

(ss) There are no transfer taxes or other similar fees or charges under the laws of any applicable jurisdictions, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement and the Deposit Agreement or the issuance by the Company or sale by the Company of the Offered Shares represented by the Offered ADSs.

(tt) No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable in the PRC, Hong Kong and the Cayman Islands by or on behalf of the Underwriter to any PRC, Hong Kong or Cayman Islands taxing authority in connection with (i) the issuance, sale and delivery of the Offered Shares by the Company, the issuance of the Offered ADSs by the Depositary, and the delivery of the Offered ADSs to or for the account of the Underwriter; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriter of the Offered ADSs to purchasers thereof; (iii) the holding or transfer of the Offered ADSs outside the Cayman Islands; (iv) the deposit of the Offered Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the Offered ADSs; or (v) the execution and delivery of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder.

(uu) Neither the Company nor any of its subsidiaries (i) is in violation of its memorandum and articles of association, charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vv) Except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the most recent Preliminary Prospectus, the Company and each of its subsidiaries (i) make and keep accurate books and records and (ii) maintain and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the U.S. and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ww) Except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the most recent Preliminary Prospectus, (i) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xx) Except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the most recent Preliminary Prospectus, since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young Hua Ming, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) since that date, there have been no significant changes in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(yy) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in the most recent Preliminary Prospectus truly and accurately describes (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(zz) The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their respective businesses in the manner described in the most recent Preliminary Prospectus and as they are currently being conducted, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(aaa) Except as described in the Registration Statement, the Pricing Disclosure Package and the most recent Preliminary Prospectus, the Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as they are currently being conducted and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any written or, to the Company’s knowledge, oral notice of any claim of conflict with, any such rights of others, other than conflicts which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(bbb) Except as described in the Registration Statement, the Pricing Disclosure Package and the most recent Preliminary Prospectus, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(ccc) Except as described in the Registration Statement, the Pricing Disclosure Package and the most recent Preliminary Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company. All dividends declared by any subsidiary of the Company in the PRC may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in U.S. dollars, subject to the successful completion of PRC procedures required for such remittance and the withholding tax under the PRC Enterprise Income Tax Law as disclosed in the most recent Preliminary Prospectus, and all such dividends and other distributions will not be subject to any other taxes under the laws and regulations of the PRC and are otherwise free and clear of any consents, approvals, authorizations, orders, registrations, clearances, or qualifications with any governmental agency in the PRC.

(ddd) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(eee) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(fff) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ggg) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Offered ADSs, will not distribute any offering material in connection with the offering and sale of the Offered ADSs other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with Section 1(h) or Section 5(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule 2 hereto.

(hhh) The Company has not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs. The Company acknowledges that the Underwriter may engage in passive market-making transactions in the Offered ADSs on NASDAQ in accordance with Regulation M under the Exchange Act.

(iii) The Offered ADSs have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on NASDAQ.

(jjj) No approvals are currently required in the Cayman Islands in order for the Company to pay dividends or other distributions declared by the Company to the holders of Ordinary Shares, including the Depositary. Under current laws and regulations of the Cayman Islands, any amounts payable with respect to the Offered Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the Offered Shares may be paid by the Company to the Depositary in U.S. dollars, and no such payments made to holders thereof or therein will be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or taxing authority thereof or therein.

(kkk) No stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable in the Cayman Islands on or in connection with the issuance and sale of the Offered Shares by the Company and the ADSs pursuant to the Deposit Agreement or the execution and delivery of this Agreement or the Deposit Agreement.

(lll) Neither the Company nor any subsidiary or any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC, New York or U.S. law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, Hong Kong, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company and its subsidiaries waive or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Sections 17 and 18 hereof and Section 7.6 of the Deposit Agreement.

(mmm) The choice of law of the State of New York as the governing law of this Agreement and the Deposit Agreement are each a valid choice of law under the laws of the Cayman Islands and will be honored by courts in the Cayman Islands. The Company has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the Specified Courts (as defined in Section 18), and the Company has the power to designate, appoint and authorize, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Offered ADSs in any of the Specified Courts (as defined in Section 18 hereof), and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 18 hereof.

(nnn) Any final judgment for a fixed sum of money rendered by any of the Specified Courts under New York law in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that the judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in respect of taxes, a fine or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

(ooo) The Company is not currently, and taking into account the sale of the ADSs contemplated by this Agreement does not expect to become, a “passive foreign investment company” (as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder) for the year ending December 31, 2011 or in the foreseeable future.

(ppp) The Company is aware of and has been advised as to, (1) the contents of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) jointly promulgated by the six PRC regulatory agencies, namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the State Administration of Foreign Exchange, which became effective on September 8, 2006 and was further amended on June 22, 2009, including the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange, and (2) the Notice Concerning Further Enhancement of Administration for Issuing Shares and Listing Overseas issued by the PRC State Council on June 20, 1997, or the Red-Chip Guidance, which requires Chinese-funded unlisted offshore companies or listed offshore companies controlled by Chinese funds to comply with certain provisions and obtain necessary approvals from competent PRC government agencies. Except as disclosed in the most recent Preliminary Prospectus, the issuance and sale of the Offered Shares and Offered ADSs, the listing and trading of the Offered ADSs on NASDAQ or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, as of the date hereof and as of each Delivery Date, adversely affected by the above regulations or any official clarifications, guidance, interpretations or implementation rules in connection with or related to them.

(qqq) Each of the Company and its subsidiaries that was incorporated outside of the PRC has taken reasonable steps to ensure compliance by each of its shareholders, option holders, directors, officers, employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, director, officer, employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration, filing and other procedures required under applicable PRC Overseas Investment and Listing Regulations if required and necessary.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Offered ADSs shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

2. Purchase of the Offered ADSs by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Firm ADSs to the Underwriter, and the Underwriter agrees to purchase the Firm ADSs.

In addition, the Company grants to the Underwriter an option to purchase up to [—] additional Option ADSs. Such option is exercisable in the event that the Underwriter sells more Offered ADSs than the number of Firm ADSs in the offering and as set forth in Section 3 hereof.

The price of both the Firm ADSs and any Option ADSs purchased by the Underwriter shall be $[—] per ADS.

The Company shall not be obligated to deliver any of the Firm ADSs or Option ADSs to be delivered on the applicable Delivery Date, except upon payment for all such Offered ADSs to be purchased on such Delivery Date as provided herein.

3. Offering of Offered ADSs by the Underwriter. The Underwriter proposes to offer the Firm ADSs for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the ADSs. Delivery of and payment for the Firm ADSs shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm ADSs shall be made to the Underwriter against payment by the Underwriter of the purchase price of the Firm ADSs being sold by the Company to or upon the order of the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter. The Company shall deliver the Firm ADSs through the facilities of DTC unless the Underwriter shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Underwriter; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the number of Option ADSs as to which the option is being exercised, the names in which the Option ADSs are to be registered, the denominations in which the Option ADSs are to be issued and the date and time, as determined by the Underwriter, when the Option ADSs are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option ADSs are delivered is sometimes referred to as an “Option ADS Delivery Date,” and the Initial Delivery Date and any Option ADS Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option ADSs by the Company and payment for the Option ADSs by the Underwriter shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Underwriter and the Company. On the Option ADS Delivery Date, the Company shall deliver or cause to be delivered the Option ADSs to the Underwriter against payment by the Underwriter of the purchase price of the Option ADSs being sold by the Company to or upon the order of the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter. The Company shall deliver the Option ADSs through the facilities of DTC unless the Underwriter shall otherwise instruct.

5. Further Agreements of the Company and the Underwriter.

(a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriter with copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Offered ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii) To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Offered ADSs or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriter and, upon their request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing, which consent shall not be unreasonably withheld or delayed;

(vi) Not to make any offer relating to the Offered ADSs that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter, which consent shall not be unreasonably withheld or delayed;

(vii) To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon their request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(viii) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 485 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158);

(ix) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Offered ADSs for offering and sale under the securities laws of Canada and such other jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered ADSs; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(x) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or would reasonably be expected to, result in the disposition by any person at any time in the future of) any of the ADSs, Ordinary Shares or securities convertible into or exchangeable for ADSs or Ordinary Shares (other than the Offered ADSs and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights not issued under one of those plans, and other than the issuance of 1,078,710 Ordinary Shares to Justin International Limited or its nominee pursuant to a sale and purchase agreement), or sell or grant options, rights or warrants with respect to any Ordinary Shares, ADSs or securities convertible into or exchangeable for Ordinary Shares or ADSs (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such ADSs or Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Ordinary Shares, ADSs or securities convertible, exercisable or exchangeable into Ordinary Shares or ADSs or any other securities of the Company (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter, and to cause each officer, director and shareholder of the Company set forth on Schedule 1 hereto to furnish to the Underwriter, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A-1 hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Underwriter waives such extension in writing;

(xi) If the Underwriter, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up agreement in the form of Exhibit A-1 hereto for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A-2 hereto through a major news service at least two business days before the effective date of the release or waiver;

(xii) To not facilitate any shareholder’s conversion of Ordinary Shares into ADSs during the Lock-Up Period (including any automatic extension thereof as contemplated in Section 5(a)(x) hereof) and not release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce, the Deposit Agreement without the consent of the Underwriter;

(xiii) To apply the net proceeds from the sale of the Offered ADSs being sold by the Company as set forth in the Pricing Disclosure Package and the Prospectus;

(xiv) To not invest, or otherwise use the proceeds received by the Company from its sale of the Offered ADSs in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act;

(xv) To not take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of the ADSs or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act) whether to facilitate the sale or resale of the Offered ADSs or otherwise, and not take any action which would directly or indirectly violate Regulation M under the Exchange Act;

(xvi) To indemnify and hold harmless the Underwriter against any documentary, stamp, sales, transaction or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Shares and the Offered ADSs and on the execution and delivery of this Agreement, and to make all payments to be made to the Underwriter under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever except for taxes that are imposed on net income, unless the Company is compelled by law to deduct or withhold such taxes, duties or charges, in which event, except with respect to taxes that are imposed on net income, the Company shall pay to the Underwriter such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, provided, however, that no such increase in amount shall be payable to the extent that such taxes, duties or charges would not have been imposed but for the failure of the payee to comply with any timely request by the Company addressed to the Underwriter to provide certification or other information concerning nationality, residence, identity or connection with the relevant taxing jurisdiction if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or charges;

(xvii) To comply with the PRC Overseas Investment and Listing Regulations, including, without limitation, requesting each shareholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration, filing and other procedures required under applicable PRC Overseas Investment and Listing Regulations, if required and necessary; and

(xviii) To file promptly with the relevant Hong Kong governmental entity the necessary applications and use best efforts to complete the registration and other procedures required under Part XI of the Companies Ordinance Laws of Hong Kong and the Business Registration Ordinance Laws of Hong Kong within three weeks from the date hereof.

(b) The Underwriter agrees that the Underwriter shall not include any “issuer information” (as defined in Rule 433 of the Securities Act) in any “free writing prospectus” (as defined in Rule 405 of the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Offered ADSs (including but not limited to costs or charges of any transfer agent or the Depositary) and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Offered ADSs; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the F-6 Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, the Deposit Agreement, and any other related documents in connection with the offering, purchase, sale and delivery of the Offered ADSs; (e) the delivery and distribution of the Custody Agreements and the Powers of Attorney and the fees and expenses of the Custodian (and any other attorney-in-fact); (f) any required review by FINRA of the terms of sale of the Offered ADSs (including related fees and expenses of counsel to the Underwriter in an amount that, taken together with any fees and expenses of counsel to the Underwriter pursuant to clause (h), is not greater than $25,000); (g) the listing of the Offered ADSs on NASDAQ; (h) the qualification of the Offered ADSs under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter in an amount that, taken together with any fees and expenses of counsel to the Underwriter pursuant to clause (f), is not greater than the amount specified in clause (f)); (i) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada (often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriter); (j) the investor presentations on any “road show” undertaken in connection with the marketing of the Offered ADSs, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company in connection with the road show; and (k) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 10, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Offered ADSs which they may sell and the expenses of advertising any offering of the Offered ADSs made by the Underwriter.

7. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, the F-6 Registration Statement or the Prospectus or otherwise shall have been complied with.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the F-6 Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the reasonable judgment of the Underwriter, is material or omits to state a fact which, in the reasonable judgment of the Underwriter, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Deposit Agreement, the Custody Agreements, the Powers of Attorney, the Offered ADSs, the Registration Statement, the F-6 Registration Statement, the 8-A Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Wilson Sonsini Goodrich & Rosati, P.C. shall have furnished to the Underwriter its written opinion, as U.S. counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B-1.

(e) Maples and Calder shall have furnished to the Underwriter its written opinion, as Cayman Islands counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B-2.

(f) Pun & Associates shall have furnished to the Underwriter its written opinion, as Hong Kong counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B-3.

(g) Commerce & Finance Law Offices shall have furnished to the Underwriter its written opinion, as PRC counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B-4.

(h) Patterson Belknap Webb & Tyler LLP shall have furnished to the Underwriter its written opinion, as U.S. counsel to the Depositary, addressed to the Underwriter and dated such Delivery Date, in form and substance satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B-5.

(i) The Underwriter shall have received from Shearman & Sterling, U.S. counsel for the Underwriter, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Offered ADSs, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(j) The Underwriter shall have received from Global Law Office, PRC counsel for the Underwriter, such opinion or opinions, dated such Delivery Date, with respect to the matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(k) At the time of execution of this Agreement, the Underwriter shall have received from Ernst & Young Hua Ming a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(l) With respect to the letter of Ernst & Young Hua Ming referred to in the preceding paragraph and delivered to the Underwriter on the date hereof (the “initial letter”), the Company shall have furnished to the Underwriter a letter (the “bring-down letter”) of such accountants, addressed to the Underwriter and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(m) The Company shall have furnished to the Underwriter a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i) The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package (together with the information included on Schedule 2 hereto), as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(n) The Chief Financial Officer of the Company shall have furnished to the Underwriter a certificate, dated such Delivery Date, to the Underwriter, substantially in the form attached hereto as Exhibit C.

(o) Since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered ADSs being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(p) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, NASDAQ, the Stock Exchange of Hong Kong or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities of the U.S., the PRC, the Cayman Islands or Hong Kong, (iii) the U.S., the PRC, the Cayman Islands or Hong Kong shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the U.S., the PRC, the Cayman Islands or Hong Kong or there shall have been a declaration of a national emergency or war by the U.S., the PRC, the Cayman Islands or Hong Kong or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the U.S., the PRC, the Cayman Islands or Hong Kong shall be such), as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Offered ADSs being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(q) NASDAQ shall have approved the Offered ADSs for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(r) The Lock-Up Agreements between the Underwriter and the officers, directors and shareholders of the Company set forth on Schedule 1, delivered to the Underwriter on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(s) The Company and the Depositary shall have executed and delivered the Deposit Agreement, and the Deposit Agreement shall be in full force and effect on such Delivery Date. The Company and the Depositary shall have taken all action necessary to permit the deposit of the Offered Shares and the issuance of the Offered ADSs representing such Offered Shares in accordance with the Deposit Agreement.

(t) The Depositary shall have furnished or caused to be furnished to the Underwriter a certificate satisfactory to the Underwriter of one of its authorized officers with respect to the deposit with it of the Offered Shares against issuance of the Offered ADSs, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Underwriter may reasonably request.

(u) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

8. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless the Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Offered ADSs), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the F-6 Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Securities Act) used or referred to by any Underwriter, (D) any “road show” (as defined in Rule 433 of the Securities Act) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Offered ADSs under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the F-6 Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Offered ADSs or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b) The Underwriter shall indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the reasonable fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other, from the offering of the Offered ADSs or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered ADSs purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Offered ADSs purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Offered ADSs underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The Underwriter confirms and the Company acknowledges and agrees that the statements in the “Underwriting” section under the heading of “Stabilization” in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

9. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company prior to delivery of and payment for the Firm ADSs if, prior to that time, any of the events described in Sections 7(o) and 7(p) shall have occurred. Section 8 shall survive such termination and remain in full force and effect.

10. Reimbursement of Underwriter’s Expenses. If the Company shall fail to tender the Offered ADSs for delivery to the Underwriter for any reason or the Underwriter shall decline to purchase the Offered ADSs as permitted under Section 9, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Offered ADSs, and upon demand the Company shall pay the full amount thereof to the Underwriter. If this Agreement is terminated pursuant to a default by the Underwriter of its obligations to purchase the Offered ADSs that it has agreed to purchase on a Delivery Date, the Company shall not be obligated to reimburse the Underwriter on account of those expenses.

11. Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking divisions. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

12. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Offered ADSs or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriter, on the other, exists; (ii) the Underwriter is not acting as an advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the ADSs, and such relationship between the Company, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and their affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that it may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.

13. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to Macquarie Capital (USA) Inc., 125 West 55th Street, New York, New York 100109, USA, Attention: Macquarie Capital Advisors - Legal Department (Fax: (212) 231-1717); and

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Deborah Wang (Fax: (408) 567-9370).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, and their respective representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriter and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Offered ADSs and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

16. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Securities Act.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. Submission to Jurisdiction, Etc. The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York (the “Specified Courts”) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints CT Corporation System, 111 Eighth Avenue, New York, N.Y. 10011, as its authorized agent in the Borough of Manhattan, The City of New York, New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company, as the case may be, by the person serving the same to the address provided in Section 13 shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

19. Waiver of Immunity. With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

20. Judgment Currency. The obligation of the Company in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Transmission by telecopy, email or other form of electronic transmission of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

LOYALTY ALLIANCE ENTERPRISE CORPORATION

By:
Name: Frederick Sum
Title: Chief Executive Officer and Director

Accepted:

MACQUARIE CAPITAL (USA) INC.

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 1

PERSONS DELIVERING LOCK-UP AGREEMENTS

SCHEDULE 2

[ISSUER FREE WRITING PROSPECTUS]

ORALLY CONVEYED PRICING INFORMATION

$[—] per ADS

EXHIBIT A-1

LOCK-UP LETTER AGREEMENT

                    , 2011

MACQUARIE CAPITAL (USA) INC.

125 West 55th Street

New York, NY 10019

U.S.A.

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you of American depositary shares (“ADSs”), each representing ordinary shares, par value $0.0001 per share (“Ordinary Shares”), of Loyalty Alliance Enterprise Corporation, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), and that you propose to reoffer the ADSs to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by you, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without your prior written consent, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or reasonably would be expected to, result in the disposition by any person at any time in the future of) any of the ADSs, Ordinary Shares (including, without limitation, Ordinary Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Ordinary Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares (other than the ADSs), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the ADSs or Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the ADSs, Ordinary Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any ADSs, Ordinary Shares or securities convertible into or exercisable or exchangeable for ADSs, Ordinary Shares or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 180th day after the date of the final prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”), in each case other than (A) the sale and transfer of ADSs and Ordinary Shares in the Offering, (B) the ADSs, Ordinary Shares or any other securities of the Company that are acquired by the undersigned in the open market after the completion of the Offering, (C) the ADSs and Ordinary Shares that are acquired by the undersigned in the Offering, provided that the undersigned is not an officer or director of the Company, (D) the exercise of any of the undersigned’s rights to acquire securities of the Company pursuant to any option plan of the Company, provided that in each case, such plan is in effect as of the date of and disclosed in the final prospectus relating to the Offering (it being understood that any subsequent sale, transfer or disposition of any securities of the Company issued upon exercise of such options shall be subject to the restrictions set forth in this Lock-Up Letter Agreement), (E) transfers of ADSs or Ordinary Shares as a bona fide gift or gifts, (F) distributions or transfers of ADSs or Ordinary Shares by the undersigned to members, limited partners, general partners or shareholders of the undersigned, (G) transfers of securities of the Company upon death by will or intestacy, and (H) transfers of ADSs or Ordinary Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that such transfer does not constitute a disposition for value; provided that in the case of any transfer or distribution pursuant to clause (E), (F), (G) or (H), each donee, distributee, beneficiary, transferee or trustee shall agree in writing prior to the transfer or distribution to be bound by the restrictions set forth in this Lock-Up Letter Agreement; provided, further, that in the case of any transfer or distribution pursuant to clause (E), (F), (G) or (H), no filing by any party (donor, done, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution; and provided, further, that the undersigned may enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of securities by the Company, if then permitted by the Company, provided that the securities subject to such plan may not be sold until after the expiration of the Lock-Up Period (as such may be extended pursuant to this Lock-Up Letter Agreement) and provided that no public announcement shall be required or shall be made voluntarily in connection with the establishment of such plan. For purposes of this Lock-Up Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

A-1-1

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed ADSs the undersigned may purchase in the Offering. If the undersigned is an officer or director of the Company, (1) you agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of issuer-directed ADSs, you will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by you hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (A) the release or waiver is effected solely to permit a transfer not for consideration and (B) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

A-1-2

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless you waive such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

In furtherance of the foregoing, the Company, its transfer agent and the depositary are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and you will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and you.

[Signature page follows]

A-1-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

A-1-4

EXHIBIT A-2

FORM OF PRESS RELEASE

WANCHAI, HONG KONG—[date]—Loyalty Alliance Enterprise Corporation (NASDAQ: LAEC) (the “Company”) announced today that Macquarie Capital (USA) Inc., the underwriter in the Company’s recent initial public offering of [—] American depositary shares (“ADSs”), is [waiving] [releasing] a lock-up restriction with respect to [—] ADSs of the Company held by [certain officers and directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [date], and the shares may be sold on or after such date.

This press release is not an offer for sale of securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

A-1-5

EXHIBIT B-1

FORM OF OPINION OF ISSUER’S U.S. COUNSEL

B-1-1

EXHIBIT B-2

FORM OF OPINION OF ISSUER’S CAYMAN ISLANDS COUNSEL

B-2-1

EXHIBIT B-3

FORM OF OPINION OF ISSUER’S HONG KONG COUNSEL

B-3-1

EXHIBIT B-4

FORM OF OPINION OF ISSUER’S PRC COUNSEL

B-4-1

EXHIBIT B-5

FORM OF OPINION OF DEPOSITARY’S COUNSEL

B-5-1

EXHIBIT C

FORM OF CHIEF FINANCIAL OFFICER CERTIFICATE

C-1